Exhibit 99.1

Momentus Announces Closing of Warrant Inducement Transaction for $6.5 Million in Gross Proceeds

SAN JOSE, Calif., November 9, 2023–Momentus Inc. (NASDAQ: MNTS) (“Momentus” or the “Company”), a U.S. commercial space company that offers satellite buses, transportation, and other in‑space infrastructure services, announced today that it has closed its previously announced agreement with a single investor that is an existing holder of warrants to purchase shares of common stock of the Company for cash (the “Existing Warrants”), wherein the investor agreed to exercise the Existing Warrants to purchase up to a maximum of 2,904,269 shares of common stock at an exercise price of $2.00 per share, plus an additional $0.25 consideration per share, resulting in gross proceeds of approximately $6.5 million, before deducting offering fees and other expenses payable by the Company.

A.G.P./Alliance Global Partners acted as the exclusive financial advisor in connection with the transaction.

In consideration for the exercise of the Existing Warrants for cash, including the additional $0.25 consideration per share, for each share received upon exercise of the Existing Warrants, the investor received new warrants (the “New Warrants”) to purchase up to an aggregate of 5,808,538 shares of common stock. The New Warrants are immediately exercisable upon issuance at an exercise price of $3.862 per common share and will expire on November 9, 2028.

The New Warrants described above were offered pursuant to an effective shelf registration statement on Form S-3 (File No 333-267230) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A prospectus supplement describing the terms of the proposed offering has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Momentus

Momentus is a U.S. commercial space company that offers commercial satellite buses and in-space infrastructure services including in-space transportation, hosted payloads, and other in-orbit services.

Forward-Looking Statements

This press release contains certain statements which may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding the expected closing of the offering and fulfillment of customary closing conditions, Momentus or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Momentus’ control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to risks and uncertainties included under the heading “Risk Factors” in the Annual Report on Form 10-K filed by the Company on March 8, 2023, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at investors.momentus.space. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

Momentus Contacts
Investors:
investors@momentus.space

Media:
press@momentus.space